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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported)   January 26, 1999
                                                    ----------------



                          BOSTON LIFE SCIENCES, INC.
                          --------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                       0-6533               87-0277826
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(State or other jurisdiction of      (Commission         (I.R.S. Employer
  incorporation or organization)       File No.)         Identification No.)

31 Newbury Street, Suite 300
Boston, Massachusetts                                      02116
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(Address of principal executive offices)                  Zip Code


Registrant's telephone number, including area code  (617)  425-0200
                                                    ---------------
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Item 5.  Other Events.
         -------------

On January 26, 1999, the Company announced that it had completed an interim analysis of the Phase II trial of Altropane, its radioimaging agent for the early diagnosis of Parkinson's Disease ("PD"). The interim results from about one half of the total number of enrolled subjects indicate that the subjects with early or mild PD can be reliably and easily differentiated from normal subjects based on the Altropane scan results. The Company believes that the PD subjects entered into the current trial resembled quite closely the patient population that potentially would be candidates for Altropane scanning if and when the agent becomes commercially available. The Company noted that the Phase III trial has been designed to test the ability of Altropane to discriminate between early Parkinson's syndromes and other movements disorders, a distinction which often poses diagnostic problems for practicing clinicians.



Item 7.  Exhibits.
         --------

     The following Exhibits are filed as part of this report on Form 8-K:

     99.1 Press Release, dated January 26, 1999.

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SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                          BOSTON LIFE SCIENCES, INC.


Dated: January 27, 1999                          By: /s/Joseph Hernon
                                                     -----------------------
                                                     Joseph Hernon
                                                     Chief Financial Officer

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                          BOSTON LIFE SCIENCES, INC.

                          CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

Exhibit No.                                                           Page(s)
-----------                                                           -------

99.1                Press Release, dated January 26, 1999                4

                                       3